                                                                     EXHIBIT 5.1

 [Letterhead of Day, Edwards, Federman, Propester & Christensen, P.C. appears here]



                                August 5, 1998



BancFirst Corporation
101 North Broadway, Suite 200
Oklahoma City, Oklahoma  73102

     Re:  BancFirst Corporation
          Registration Statement on Form S-4
          File No. 333-59913

Gentlemen:

     We have acted as counsel to BancFirst Corporation (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 2,625,000 shares of the Company's common stock, par value $1.00 per share (the "BancFirst Common Stock"), to be issued upon the terms and subject to the conditions set forth in the Company's registration statement on Form S-4 (the "Registration Statement").

     In connection therewith, we have examined copies of the Company's Second Amended and Restated Certificate of Incorporation, bylaws, the corporate proceedings with respect to the offering of shares, and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein. In such examination, we have assumed the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the correctness of all statements of fact contained in such documents.

     Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the BancFirst Common Stock to be registered by means of the Registration Statement, upon approval by the stockholders of the Company of the proposed increase in the authorized number of shares of BancFirst Common Stock from 7,500,000 to 15,000,000 as described in the Registration Statement, will be duly and validly authorized for issuance and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.
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DAY, EDWARDS, FEDERMAN, PROPESTER & CHRISTENSEN, P.C.

Page 2

     We are members of the Bar of the State of Oklahoma and we express no opinion as to the laws of any jurisdiction other than the laws of the State of Oklahoma and the federal laws of the United States of America. This opinion is for the benefit of the Company and this opinion may not be relied upon in any manner whatsoever by any other person or entity.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Proxy Statement/Prospectus included as part of the Registration Statement.



                                       Very truly yours,


                                       DAY, EDWARDS, FEDERMAN, PROPESTER
                                             & CHRISTENSEN, P.C.